Exhibit 99.1

STORE Capital Announces Second Quarter 2020 Operating Results

SCOTTSDALE, Ariz., August 5, 2020 – STORE Capital Corporation (NYSE: STOR, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced operating results for the second quarter ended June 30, 2020.

Highlights

For the quarter ended June 30, 2020:

◾	Total revenues of $168.3 million
◾	Net income of $40.6 million, or $0.16 per basic and diluted share, including an aggregate net gain of $0.5 million on dispositions of real estate
◾	AFFO of $108.7 million, or $0.44 per basic and diluted share
◾	Declared a regular quarterly cash dividend per common share of $0.35
◾	Invested $135.4 million in 21 properties at a weighted average initial cap rate of 8.7%
◾	Raised $176.9 million in net proceeds from the sale of an aggregate of approximately 8.8 million common shares under the Company’s at-the-market equity program

For the six months ended June 30, 2020:

◾	Total revenues of $346.2 million
◾	Net income of $103.3 million, or $0.42 per basic and diluted share, including an aggregate net gain of $3.3 million on dispositions of real estate
◾	AFFO of $228.8 million, or $0.93 per basic and diluted share
◾	Declared regular cash dividends per common share aggregating $0.70
◾	Invested $399.5 million in 78 properties at a weighted average initial cap rate of 7.9%
◾	Raised $325.5 million in net proceeds from the sale of an aggregate of approximately 12.9 million common shares under the Company’s at-the-market equity program

Management Commentary

“We entered the second quarter at a time of great uncertainty, with commerce broadly curtailed. What our team has accomplished since then is impressive,” said Chris Volk, President and Chief Executive Officer of STORE Capital. “We have worked closely with our tenants and realized rent collections for the second quarter of 73% of contract rents and interest, with less than 2% of our rents unresolved. Today, 92% of our properties are open for our tenants to conduct business, up from just 65% in April. The result has been a steady increase in rent collections to 85% for the month of July. At the same time, our sustained investment activity offers attractive investor returns and we have reduced corporate leverage to historic lows. Our rent collections trajectory has been made all the better by our sector-leading investment yields and our low dividend payout ratio at the outset. An important outcome of this performance was the June reaffirmation of our $0.35 quarterly dividend. As we look ahead, we are confident in the prospects of our tenants and the sectors in which they participate. We expect that our collective hard work will allow us to benefit from deferred and lost rent collections, continued accretive investment activity and sustained dividend stability.”

STORE Capital Corporation

Financial Results

COVID-19 Update

The second quarter of 2020 saw disruption in commercial business activity for many of the Company’s tenants who operate in industries that were highly impacted during various government-mandated shelter-in-place and social distancing orders that were put in place in response to the novel coronavirus (COVID-19) pandemic. Within the Company’s portfolio, the industries most adversely impacted by the limitations on their business activities were restaurants, movie theaters, education, family entertainment, health clubs and furniture retailers. The Company received tenant requests for rent relief, primarily through short-term rent deferrals or lease modifications, some of which resulted in reporting lower revenues during the quarter. Nearly three-quarters of the rent relief requests came from tenants operating in the highly impacted industries. Other financial impacts from COVID-19 include an increase in property costs related to underperforming tenants in the highly impacted industries and an increase in interest expense related to the Company’s draw down of the full amount of its revolving credit facility in order to maintain excess liquidity on its balance sheet during the period of uncertainty surrounding the pandemic.

Total Revenues

Total revenues were $168.3 million for the second quarter of 2020, an increase of 2.7% from $163.8 million for the second quarter of 2019.

Total revenues for the first half of 2020 were $346.2 million, an increase of 8.0% from $320.4 million for the first half of 2019. The increase was driven primarily by the growth in the size of STORE Capital’s real estate investment portfolio, which grew from $8.3 billion in gross investment amount representing 2,389 property locations and 456 customers at June 30, 2019 to $9.2 billion in gross investment amount representing 2,554 property locations and 503 customers at June 30, 2020. Partially offsetting the revenue increases generated by the growth in the Company’s portfolio was the financial impact of the COVID-19 pandemic as previously noted.

Net Income

Net income was $40.6 million, or $0.16 per basic and diluted share, for the second quarter of 2020, as compared to $68.0 million, or $0.30 per basic and diluted share, for the second quarter of 2019. Net income for the second quarter of 2020 included an aggregate net gain on dispositions of real estate of $0.5 million, as compared to an aggregate net gain on dispositions of real estate of $15.0 million for the same period in 2019.

Net income includes such items as gain or loss on dispositions of real estate and provisions for impairment, which can vary from quarter to quarter and impact net income and period-to-period comparisons.

Net income for the six months ended June 30, 2020 was $103.3 million, or $0.42 per basic and diluted share, compared to $113.5 million, or $0.50 per basic and diluted share, for the six months ended June 30, 2019. Net income for the first half of 2020 included an aggregate net gain on dispositions of real estate of $3.3 million as compared to $13.1 million for the same period in 2019.

Adjusted Funds from Operations (AFFO)

AFFO decreased 4.8% to $108.7 million, or $0.44 per basic and diluted share, for the second quarter of 2020, compared to AFFO of $114.2 million, or $0.50 per basic and diluted share, for the second quarter of 2019.

STORE Capital Corporation

AFFO for the six months ended June 30, 2020 was $228.8 million, or $0.93 per basic and diluted share, an increase of 3.0% from $222.0 million, or $0.99 per basic share and $0.98 per diluted share, for the six months ended June 30, 2019.

AFFO for the three- and six-month periods in 2020 rose on additional rental revenues and interest income generated by the growth in the Company’s real estate investment portfolio and were offset, most notably in the second quarter, by the impact of the COVID-19 pandemic as noted above.

AFFO for both the three and six months ended June 30, 2020, included approximately $38.2 million of revenue that is subject to temporary deferral arrangements with tenants primarily operating in industries most impacted by government shelter-in-place and social distancing orders in response to the COVID-19 pandemic. The Company accounts for these deferral arrangements as rental revenue and a corresponding increase in lease receivables as tenant payments are accrued.

Dividend Information

As previously announced, STORE Capital declared a regular quarterly cash dividend per common share of $0.35 for the second quarter ended June 30, 2020. This dividend, totaling $88.7 million, was paid on July 15, 2020 to stockholders of record on June 30, 2020.

Real Estate Portfolio Highlights

Investment Activity

As a result of the onset of the COVID-19 pandemic in the first quarter of 2020, the Company reduced its acquisition activity, originating $135.4 million of gross investments representing 21 property locations during the latter part of the second quarter of 2020. These origination and other activities resulted in the creation of 15 new customer relationships. The investments had a weighted average initial cap rate of 8.7%. Total investment activity for the first half of 2020 was $399.5 million representing 78 property locations with a weighted average initial cap rate of 7.9%. The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. STORE’s leases customarily have lease escalations, most of which are tied to the consumer price index and subject to a cap. For acquisitions made during the second quarter of 2020, the weighted average stated lease escalation cap was 1.8%.

Disposition Activity

During the six months ended June 30, 2020, the Company sold 25 properties and recognized an aggregate net gain on the dispositions of real estate of $3.3 million; 16 of these 25 properties were sold in the second quarter for an aggregate net gain of $0.5 million. For the six months ended June 30, 2020, proceeds from the dispositions of real estate aggregated $63.8 million as compared to an aggregate original investment amount of $75.7 million.

Portfolio

At June 30, 2020, STORE Capital’s real estate portfolio totaled $9.2 billion representing 2,554 property locations. Approximately 93% of the portfolio represents commercial real estate properties subject to long-term leases, 7% represents mortgage loans and financing receivables on commercial real estate properties and a nominal amount represents loans receivable secured by the tenants’ other assets. The weighted average non-cancelable remaining term of the leases at June 30, 2020 was approximately 14 years with leases representing less than 3% of our portfolio scheduled to expire in the next five years.

STORE Capital Corporation

The Company’s portfolio of real estate investments is highly diversified across customers, brand names or business concepts, industries and geography. The following table presents a summary of the portfolio.

Portfolio At A Glance - As of June 30, 2020
Investment property locations	2,554
States	49
Customers	503
Industries in which customers operate	113
Proportion of portfolio from direct origination	~80%
Contracts with STORE-preferred terms*(1)	96%
Weighted average annual lease escalation(2)	1.9%
Weighted average remaining lease contract term	~14 years
Occupancy(3)	99.5%
Properties not operating but subject to a lease(4)	38
Investment locations subject to a ground lease	22
Investment portfolio subject to NNN leases*	99%
Investment portfolio subject to Master Leases*(5)	93%
Average investment amount/replacement cost (new)(6)	81%
Locations subject to unit-level financial reporting	98%
Median unit fixed charge coverage ratio (FCCR)/4‑Wall coverage ratio(7)	2.1x/2.5x
Contracts rated investment grade(8)	~74%

*	Based on base rent and interest.
(1)	Represents the percentage of lease contracts that were created by STORE or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions.
(2)	Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing less than 0.1% of base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.
(3)	The Company defines occupancy as a property being subject to a lease or loan contract. As of June 30, 2020, fourteen of the Company’s properties were vacant and not subject to a contract.
(4)	Represents the number of the Company’s investment locations that have been closed by the tenant but remain subject to a lease.
(5)	Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Approximately 86% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.
(6)	Represents the ratio of purchase price to replacement cost (new) at acquisition.
(7)	STORE Capital calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. The weighted average unit FCCR and 4-Wall coverage ratios were 3.0x and 3.9x, respectively.
(8)	Represents the percentage of the Company’s contracts that have a STORE Score that is investment grade. The Company measures the credit quality of its portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of the Company’s tenants and the profitability of the operations at the properties. As of June 30, 2020, STORE Capital’s tenants had a median tenant credit profile of approximately ‘Ba3’ as measured by Moody’s Analytics RiskCalc rating scale. Considering the profitability of the operations at each of its properties and STORE’s assessment of the likelihood that each of the tenants will choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a median of ‘Baa2’.

Capital Transactions

The Company established a $900 million “at the market” equity distribution program, or ATM Program, in November 2019 and terminated its previous program. During the second quarter of 2020, the Company sold an aggregate of approximately 8.8 million common shares at a weighted average share price of $20.50 and raised approximately $176.9 million in net proceeds after the payment of sales agents’ commissions and

STORE Capital Corporation

offering expenses. For the six months ended June 30, 2020, the Company sold an aggregate of approximately 12.9 million common shares at a weighted average share price of $25.53 and raised approximately $325.5 million in net proceeds after the payment of sales agents’ commissions and offering expenses.

In March 2020, the Company extended the maturity of one of its $100 million bank term loans from March 2020 to March 2021.

Also in late March, in response to the COVID-19 pandemic, the Company borrowed $450 million on its unsecured revolving credit facility as a precautionary measure to increase its cash position and preserve financial flexibility until the uncertainty in the financial markets subsides. As of June 30, 2020, the Company had $600 million outstanding under its revolving credit facility.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held later today at 12:00 p.m. Eastern Time / 9:00 a.m. Scottsdale, Arizona Time, to discuss second quarter ended June 30, 2020 operating results and answer questions.

●	Live conference call: 855-656-0920 (domestic) or 412-542-4168 (international)
●	Conference call replay available through August 19, 2020: 877-344-7529 (domestic) or 412-317-0088 (international)
●	Replay access code: 10146173
●	Live and archived webcast: http://ir.storecapital.com/CustomPage/Index?KeyGenPage=350222

STORE Capital Corporation

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,500 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. Many of the risks identified in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the COVID-19 pandemic. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

FFO and AFFO

STORE Capital’s reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. The Company also discloses Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. Management believes these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

STORE Capital Corporation

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain revenues and expenses that have no impact on the Company’s long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes certain other costs not related to its ongoing operations, such as the amortization of lease-related intangibles.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains (or losses) on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional revenues and expenses such as straight-line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock-based compensation and lease-related intangibles as such items have no impact on long-term operating performance. As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income. STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310-622-8220

Lisa Mueller, 310-622-8231

STORE Capital Corporation

STORE Capital Corporation

Condensed Consolidated Statements of Income

(In thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

	(unaudited)		(unaudited)
Revenues:
Rental revenues	$155,994	$155,464	$319,344	$304,955
Interest income on loans and financing receivables	11,871	7,841	23,353	14,472
Other income	415	482	3,480	998
Total revenues	168,280	163,787	346,177	320,425

Expenses:
Interest	44,032	39,429	85,726	77,497
Property costs	5,290	2,014	11,294	4,598
General and administrative	13,134	14,266	21,013	26,249
Depreciation and amortization	60,296	55,000	119,634	108,716
Provisions for impairment	5,300	—	8,200	2,610
Total expenses	128,052	110,709	245,867	219,670

Net gain on dispositions of real estate	531	15,033	3,277	13,105
Income from operations before income taxes	40,759	68,111	103,587	113,860
Income tax expense	159	147	327	340
Net income	$40,600	$67,964	$103,260	$113,520

Net income per share of common stock - basic and diluted:	$0.16	$0.30	$0.42	$0.50

Weighted average common shares outstanding:
Basic	248,265,906	227,702,281	245,810,696	224,958,759
Diluted	248,265,906	228,242,754	245,810,696	225,463,928

Dividends declared per common share	$0.35	$0.33	$0.70	$0.66

STORE Capital Corporation

STORE Capital Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)	(audited)
Assets
Investments:
Real estate investments:
Land and improvements	$2,699,870	$2,634,285
Buildings and improvements	5,752,354	5,540,749
Intangible lease assets	71,949	73,366
Total real estate investments	8,524,173	8,248,400
Less accumulated depreciation and amortization	(850,038)	(740,124)
	7,674,135	7,508,276
Operating ground lease assets	24,069	24,254
Loans and financing receivables, net	618,462	582,267
Net investments	8,316,666	8,114,797
Cash and cash equivalents	699,165	99,753
Other assets, net	121,707	81,976
Total assets	$9,137,538	$8,296,526

Liabilities and stockholders’ equity
Liabilities:
Credit facility	$600,000	$—
Unsecured notes and term loans payable, net	1,263,447	1,262,553
Non-recourse debt obligations of consolidated special purpose entities, net	2,313,309	2,328,489
Dividends payable	88,654	83,938
Operating lease liabilities	29,230	29,347
Accrued expenses, deferred revenue and other liabilities	112,772	106,814
Total liabilities	4,407,412	3,811,141

Stockholders’ equity:
Common stock, $0.01 par value per share, 375,000,000 shares authorized, 253,298,352 and 239,822,900 shares issued and outstanding, respectively	2,533	2,398
Capital in excess of par value	5,109,408	4,787,932
Distributions in excess of retained earnings	(378,308)	(302,609)
Accumulated other comprehensive loss	(3,507)	(2,336)
Total stockholders’ equity	4,730,126	4,485,385
Total liabilities and stockholders’ equity	$9,137,538	$8,296,526

STORE Capital Corporation

STORE Capital Corporation

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share data)

Funds from Operations and Adjusted Funds from Operations

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

	(unaudited)		(unaudited)

Net income	$40,600	$67,964	$103,260	$113,520
Depreciation and amortization of real estate assets	60,222	54,921	119,477	108,560
Provision for impairment of real estate	5,300	—	8,200	2,610
Net gain on dispositions of real estate	(531)	(15,033)	(3,277)	(13,105)
Funds from Operations (1)	105,591	107,852	227,660	211,585

Adjustments:
Straight-line rental revenue:
Fixed rent escalations accrued	(2,659)	(1,622)	(3,924)	(2,875)
Construction period rent deferrals	410	389	936	997
Amortization of:
Equity-based compensation	2,473	3,071	(1,099)	4,757
Deferred financing costs and other	2,086	2,202	4,228	4,253
Lease-related intangibles and costs	854	664	1,529	1,357
Lease termination fees	—	—	(237)	—
Capitalized interest	(96)	(336)	(325)	(754)
Executive severance costs	—	1,956	—	1,956
Loss on defeasance of debt	—	—	—	735
Adjusted Funds from Operations (1)	$108,659	$114,176	$228,768	$222,011

Dividends declared to common stockholders	$88,654	$76,009	$174,110	$150,685

Net income per share of common stock: (2)
Basic and Diluted	$0.16	$0.30	$0.42	$0.50
FFO per share of common stock: (2)
Basic and Diluted	$0.42	$0.47	$0.92	$0.94
AFFO per share of common stock: (2)
Basic	$0.44	$0.50	$0.93	$0.99
Diluted	$0.44	$0.50	$0.93	$0.98

(1)	FFO and AFFO for the three and six months ended June 30, 2020, include approximately $38.2 million of revenue that is subject to the short-term deferral arrangements entered into in response to the COVID-19 pandemic; the Company accounts for these deferral arrangements as rental revenue and a corresponding increase in receivables.
(2)	Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

June 30, 2020

Real Estate Portfolio Information

As of June 30, 2020, STORE Capital’s total investment in real estate and loans approximated $9.2 billion, representing investments in 2,554 property locations, substantially all of which are profit centers for its customers. The Company’s real estate portfolio is highly diversified. The following tables summarize the diversification of the real estate portfolio based on the percentage of base rent and interest, annualized based on rates in effect on June 30, 2020, for all leases, loans and financing receivables in place as of that date.

Diversification by Customer

STORE Capital has a diverse customer base. At June 30, 2020, the Company’s property locations were operated by 503 customers. The largest single customer represented 2.8% of base rent and interest and the top ten customers totaled 17.1% of base rent and interest. The following table identifies STORE Capital’s ten largest customers as of June 30, 2020:

	% of
	Base Rent and	Number of
Customer	Interest	Properties
Fleet Farm Group LLC	2.8%	10
Bass Pro Group, LLC (Cabela’s)	1.9	10
Cadence Education, Inc. (Early childhood/elementary education)	1.8	49
Loves Furniture, Inc.	1.8	23
CWGS Group, LLC (Camping World/Gander Outdoors)	1.7	20
Spring Education Group Inc. (Stratford School/Nobel Learning Communities)	1.6	19
American Multi-Cinema, Inc. (AMC/Carmike/Starplex)	1.5	14
Dufresne Spencer Group Holdings, LLC (Ashley Furniture HomeStore)	1.4	21
US LBM Holdings, LLC (Building materials distribution)	1.3	48
Zips Holdings, LLC	1.3	41
All other (493 customers)	82.9	2,299
Total	100.0%	2,554

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

June 30, 2020

Diversification by Concept

STORE Capital’s customers operate their businesses under a wide range of brand names or business concepts. Of the more than 725 concepts represented in the Company’s investment portfolio as of June 30, 2020, the largest single concept represented 2.8% of base rent and interest and the top ten concepts totaled 15.7% of base rent and interest. The following table identifies the top ten customer business concepts as of June 30, 2020:

	% of
	Base Rent and	Number of
Customer Business Concept	Interest	Properties
Fleet Farm	2.8%	10
Ashley Furniture HomeStore	2.2	31
Cabela’s	1.7	8
Loves Furniture	1.7	23
AMC Theaters	1.5	14
Zips Car Wash	1.3	41
Stratford School	1.2	6
America’s Auto Auction	1.1	7
At Home	1.1	9
Carvana	1.1	13
All other (719 concepts)	84.3	2,392
Total	100.0%	2,554

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

June 30, 2020

Diversification by Industry

The business concepts of STORE Capital’s customers are diversified across more than 100 industries within the service, retail and manufacturing sectors of the U.S. economy. The following table summarizes these industries, by sector, into 76 industry groups as of June 30, 2020:

			Building
	% of		Square
	Base Rent and	Number of	Footage
Customer Industry Group	Interest	Properties	(in thousands)
Service:
Restaurants – full service	8.5%	390	2,673
Restaurants – limited service	5.1	393	1,065
Early childhood education	6.1	238	2,495
Health clubs	5.3	88	3,130
Automotive repair and maintenance	4.8	173	908
Movie theaters	4.0	38	1,916
Family entertainment	3.6	40	1,623
Pet care	3.5	176	1,653
Medical and dental	2.9	103	1,113
Behavioral Health	2.9	55	1,123
Lumber and construction materials wholesalers	2.8	115	4,875
Equipment sales and leasing	1.9	45	1,148
Elementary and secondary schools	1.4	9	351
Wholesale automobile auction	1.3	8	428
Career Education	1.2	6	488
Logistics	1.2	23	1,792
All other service (19 industry groups)	7.9	188	12,089
Total service	64.4	2,088	38,870
Retail:
Furniture	4.7	62	3,900
Farm and ranch supply	4.5	43	4,400
Recreational vehicle dealers	1.9	24	1,093
Hunting and fishing	1.8	9	758
Used car dealers	1.7	27	300
Home furnishings	1.1	9	1,044
New car dealers	0.7	9	273
All other retail (11 industry groups)	1.9	48	1,888
Total retail	18.3	231	13,656
Manufacturing:
Metal fabrication	4.6	81	9,736
Food processing	2.1	19	2,649
Plastic and rubber products	1.6	17	2,856
Furniture manufacturing	1.3	11	2,789
Electronics equipment	1.3	10	1,024
Automotive parts and accessories	1.0	15	2,291
Chemical products	0.9	10	1,116
All other manufacturing (16 industry groups)	4.5	72	7,193
Total manufacturing	17.3	235	29,654
Total	100.0%	2,554	82,180

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

June 30, 2020

Diversification by Geography

STORE Capital’s portfolio is also highly diversified by geography, as the Company’s property locations can be found in every state except Hawaii. The following table details the top ten geographical locations of the properties as of June 30, 2020:

	% of
	Base Rent and	Number of
State	Interest	Properties
Texas	10.9%	267
Illinois	6.1	154
California	5.6	60
Florida	5.5	154
Georgia	5.1	142
Ohio	5.0	135
Wisconsin	4.8	59
Arizona	4.7	86
Tennessee	3.8	115
Minnesota	3.6	89
All other (39 states) (1)	44.9	1,293
Total	100.0%	2,554

(1)	Includes one property in Ontario, Canada which represents 0.3% of base rent and interest.

Contracts and Expirations

The Company focuses on long-term, triple-net leases with built-in lease escalators and uses master leases, where appropriate. As of June 30, 2020, 99% of the Company’s investment portfolio was subject to triple-net leases. Where the Company owns multiple properties leased to a single customer, 93% of this portion of the investment portfolio was subject to master leases. Leases and loans representing approximately 2.7% of the base rent and interest will expire in the next five years (before 2025). The following table sets forth the schedule of lease, loan and financing receivable expirations as of June 30, 2020:

	% of
	Base Rent and	Number of
Year of Lease Expiration or Loan Maturity (1)	Interest	Properties (2)
Remainder of 2020	0.3%	12
2021	0.6	9
2022	0.4	10
2023	0.7	19
2024	0.7	19
2025	1.3	27
2026	1.6	49
2027	2.4	56
2028	3.5	67
2029	6.1	173
Thereafter	82.4	2,099
Total	100.0%	2,540

(1)	Expiration year of contracts in place as of June 30, 2020, excluding any tenant renewal option periods.
(2)	Excludes 14 properties that were vacant and not subject to a lease as of June 30, 2020.